VOICE LIFE INC.

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

Consultant Name: Robert Smith

Effective Date:March 12, 2015

As a condition of my becoming retained (or my employee/consulting relationship being continued) by VOICE LIFE INC. or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of my employee/consulting relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

1.                  Relationship. This Agreement will apply to my employee relationship with the Company. If that relationship ends and the Company, within a year thereafter, either employs me or re-engages me as a consultant, I agree that this Agreement will also apply to such later employment or consulting relationship, unless the Company and I otherwise agree in writing. Any such employment or consulting relationship between the Company and me, whether commenced prior to, upon or after the date of this Agreement, is referred to herein as the “Relationship.”

2.                    Duties. I will perform for the Company such duties as may be required pursuant to my employee agreement with the Company (the “Employee Agreement”).

3.	Confidential Information.

(a)                          Protection of Information. I understand that during the Relationship, the Company intends to provide me with information, including Confidential Information (as defined below), without which I would not be able to perform my duties to the Company. I agree, at all times during the term of the Relationship and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to the extent necessary to perform my obligations to the Company under the Relationship, and not to disclose to any person, firm, corporation or other entity, without written authorization from the Company in each instance, any Confidential Information that I obtain, access or create during the term of the Relationship, whether or not during working hours, until such Confidential Information becomes publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved. I further agree not to make copies of such Confidential Information except as authorized by the Company.

(b)                     Confidential Information. I understand that “Confidential Information” means information and physical material not generally known or available outside the Company and information and physical material entrusted to the Company in confidence by third parties. Confidential Information includes, without limitation: (i) Company Inventions (as defined below); (ii) technical data, trade secrets, know-how, research, product or service ideas or plans, software codes and designs, developments, inventions, laboratory notebooks, processes, formulas, techniques, biological materials, mask works, engineering designs and drawings, hardware configuration information, lists of, or information relating to, employees and consultants of the Company (including, but not limited to, the names, contact information, jobs, compensation, and expertise of such employees and consultants), lists of, or information relating to, suppliers and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to me by the Company either directly or indirectly, whether in writing, electronically, orally, or by observation.

(c)                    Third Party Information. My agreements in this Section 3 are intended to be for the benefit of the Company and any third party that has entrusted information or physical material to the Company in confidence.

(d)                          Other Rights. This Agreement is intended to supplement, and not to supersede, any rights the Company may have in law or equity with respect to the protection of trade secrets or confidential or proprietary information, including without limitation statutory rights of the Company and rights under other contracts or agreements with the Company by which I am bound.

4.	Ownership of Inventions.

(a)                    Inventions Retained and Licensed. I have attached hereto, as Annex A, a complete list describing with particularity all Inventions (as defined below) that, as of the Effective Date, belong solely to me or belong to me jointly with others, and that relate in any way to any of the Company’s actual or proposed businesses, products, services, or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Inventions at the time of signing this Agreement.

(b)                   Use or Incorporation of Inventions. If in the course of the Relationship, I use or incorporate into a product, process or machine any Invention not covered by Section 4(d) of this Agreement in which I have an interest, I will promptly so inform the Company. Whether or not I give such notice, I hereby irrevocably grant to the Company a nonexclusive, fully paid-up, royalty-free, assumable, perpetual, worldwide license, with right to transfer and to sublicense, to practice and exploit such Invention and to make, have made, copy, modify, perform, make derivative works of, use, sell, offer to sell, import, and otherwise distribute such Invention under all applicable intellectual property laws without restriction of any kind.

(c)                        Inventions. I understand that “Inventions” means discoveries, developments, concepts, designs, ideas, know how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. I understand this includes, but is not limited to, any new product, machine, article of manufacture, biological material, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon. I understand that “Company Inventions” means any and all Inventions that I may solely or jointly author, discover, develop, conceive, or reduce to practice during the period of the Relationship, except as otherwise provided in Section 4(g) below.

(d)                      Assignment of Company Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all Company Inventions and all patent, copyright, trademark, trade secret and other intellectual property rights therein. I hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, that I now have or may hereafter have for infringement of any and all Company Inventions. In the event my Relationship with the Company is at any time determined to be that of an employee for the purposes of the applicable state labor code excerpted in Annex B, I further acknowledge that all Company Inventions that are made by me (solely or jointly with others) within the scope of and during the period of the Relationship are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by my salary.

(e)                     Maintenance of Records. I agree to keep and maintain adequate and current written records of all Company Inventions made or conceived by me (solely or jointly with others) during the term of the Relationship. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, or any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business. I agree to deliver all such records (including any copies thereof) to the Company at the time of termination of the Relationship as provided for in Sections 5 and 6.

(f)                   Intellectual Property Rights. I agree to assist the Company, or its designee, at its expense, in every proper way to secure the Company’s, or its designee’s, rights in the Company Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign and convey to the Company or its designee, and any successors, assigns and nominees the sole and exclusive right, title and interest in and to such Company Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue during and at all times after the end of the Relationship and until the expiration of the last such intellectual property right to expire in any country of the world. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such instruments and papers and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright, mask work and other registrations related to such Company Inventions. This power of attorney is coupled with an interest and shall not be affected by my subsequent incapacity.

(g)                         Exception to Assignments. I understand that the Company Inventions will not include, and the provisions of this Agreement requiring assignment of inventions to the Company do not apply to, any invention which qualifies fully for exclusion under the provisions of applicable state law, if any, attached hereto as Annex B. In order to assist in the determination of which inventions qualify for such exclusion, I will advise the Company promptly in writing, during and after the term of the Relationship, of all Inventions solely or jointly conceived or developed or reduced to practice by me during the period of the Relationship.

5.                   Company Property; Returning Company Documents. I acknowledge and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, files, e-mail messages, and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I agree that, at the time of termination of the Relationship, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns.

6.                  Termination Certification. In the event of the termination of the Relationship, I agree to sign and deliver the “Termination Certification” attached hereto as Annex C; however, my failure to sign and deliver the Termination Certification shall in no way diminish my continuing obligations under this Agreement.

7.                   Notice to Third Parties. I agree that during the periods of time during which I am restricted in taking certain actions by the terms of this Agreement (the “Restriction Period”), I shall inform any entity or person with whom I may seek to enter into a business relationship (whether as an owner, employee, independent contractor, or otherwise) of my contractual obligations under this Agreement. I also understand and agree that the Company may, with or without prior notice to me and during or after the term of the Relationship, notify third parties of my agreements and obligations under this Agreement. I further agree that, upon written request by the Company, I will respond to the Company in writing regarding the status of my employment or proposed employment with any party during the Restriction Period.

8.                      Solicitation of Employees, Consultants and Other Parties. As described above, I acknowledge and agree that the Company's Confidential Information includes information relating to the Company's employees, consultants, customers and others, and that I will not use or disclose such Confidential Information except as authorized by the Company. I further agree as follows:

(a)                          Employees, Consultants. I agree that during the term of the Relationship, and for a period of twelve (12) months immediately following the termination of the Relationship for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity.

(b)                         Other Parties. I agree that during the term of the Relationship, and for a period of twelve (12) months immediately following the termination of the Relationship for any reason, whether with or without cause, I shall not use any Confidential Information of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

9.                    No Change to Duration of Relationship. I understand and acknowledge that this Agreement does not alter, amend or expand upon any rights I may have to continue in the consulting relationship with, or in the duration of my consulting relationship with, the Company under any existing agreements between the Company and me, including without limitation the Consulting Agreement, or under applicable law.

10.	Representations and Covenants.

(a)                           Facilitation of Agreement. I agree to execute promptly, both during and after the end of the Relationship, any proper oath, and to verify any proper document, required to carry out the terms of this Agreement, upon the Company’s written request to do so.

(b)                    No Conflicts. I represent that my performance of all the terms of this Agreement does not and will not breach any agreement I have entered into, or will enter into, with any third party, including without limitation any agreement to keep in confidence proprietary information or materials acquired by me in confidence or in trust prior to or during the Relationship. I will not disclose to the Company or use any inventions, confidential or non-public proprietary information or material belonging to any previous client, employer or any other party. I will not induce the Company to use any inventions, confidential or non-public proprietary information, or material belonging to any previous client, employer or any other party. I acknowledge and agree that I have listed on Annex D all agreements (e.g., non-competition agreements, non- solicitation of customers agreements, non-solicitation of employees agreements, confidentiality agreements, inventions agreements, etc.), if any, with a current or former client, employer, or any other person or entity, that may restrict my ability to perform services for the Company or my ability to recruit or engage customers or service providers on behalf of the Company, or otherwise relate to or restrict my ability to perform my duties for the Company or any obligation I may have to the Company. I agree not to enter into any written or oral agreement that conflicts with the provisions of this Agreement.

I further represent that I do not presently perform or intend to perform, during the term of the Consulting Agreement, consulting or other services for, and I am not presently employed by and have no intention of being employed by, companies whose businesses or proposed businesses in any way involve products or services that would be competitive with the Company’s products or services, or those products or services proposed or in development by the Company during the term of the Consulting Agreement (except for those companies, if any, listed on Annex D attached hereto). If, however, I decide to do so, I agree that, in advance of accepting such employment or agreeing to perform such services, I will promptly notify the Company in writing, specifying the organization to which I propose to render services, and provide information sufficient to allow the Company to determine if such work would conflict with the interests of the Company.

(c)                     Voluntary Execution. I certify and acknowledge that I have carefully read all of the provisions of this Agreement, that I understand and have voluntarily accepted such provisions, and that I will fully and faithfully comply with such provisions.

11.	General Provisions.

(a)                   Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevda, without giving effect to the principles of conflict of laws.

(b)                          Notices. Notices required or permitted hereunder shall be given in the manner specified in the Consulting Agreement, provided that after the term of the Consulting Agreement, in addition, the Company may also provide notice to me at my most recently known address or other contact information or at any other address or contact information that the Company has reason to believe is likely to be received by me, including at or through an employer of mine or a client or customer of mine. Notice attempted under the immediately preceding sentence but not actually received shall be deemed received for the purposes of this Agreement. I may update my address by providing notice to the Company in accordance with the notice provisions in the Consulting Agreement.

(c)                      Entire Agreement. This Agreement, taken together with the Consulting Agreement, sets forth the entire agreement and understanding between the Company and me relating to its subject matter and merges all prior discussions between us. No amendment to this Agreement will be effective unless in writing signed by both parties to this Agreement. The Company shall not be deemed hereby to have waived any rights or remedies it may have in law or equity, nor to have given any authorizations or waived any of its rights under this Agreement, unless, and only to the extent, it does so by a specific writing signed by a duly authorized officer of the Company, it being understood that, even if I am an officer of the Company, I will not have authority to give any such authorizations or waivers for the Company under this Agreement without specific approval by the Board of Directors. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

(d)                    Severability. If one or more of the provisions in this Agreement are deemed void or unenforceable to any extent in any context, such provisions shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected. The Company and I have attempted to limit my right to use, maintain and disclose the Company’s Confidential Information, and to limit my right to solicit employees and customers only to the extent necessary to protect the Company from unfair competition. Should a court of competent jurisdiction determine that the scope of the covenants contained in Section 8 exceeds the maximum restrictiveness such court deems reasonable and enforceable, the parties intend that the court should reform, modify and enforce the provision to such narrower scope as it determines to be reasonable and enforceable under the circumstances existing at that time. In the event that any court or government agency of competent jurisdiction determines that, notwithstanding the terms of the Consulting Agreement specifying my Relationship with the Company as that of an independent contractor, my provision of services to the Company is not as an independent contractor but instead as an employee under the applicable laws, then solely to the extent that such determination is applicable, references in this Agreement to the Relationship between me and the Company shall be interpreted to include an employment relationship, and this Agreement shall not be invalid and unenforceable but shall be read to the fullest extent as may be valid and enforceable under the applicable laws to carry out the intent and purpose of the Agreement.

(e)                     Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and assigns, and will be for the benefit of the Company, its successors, and its assigns.

(f)                              Remedies. I acknowledge and agree that violation of this Agreement by me may cause the Company irreparable harm, and therefore agree that the Company will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, where such a bond or security is required, I agree that a $1,000 bond will be adequate), in addition to and without prejudice to any other rights or remedies that the Company may have for a breach of this Agreement.

(g)                            Counsel for Company. I hereby acknowledge that I have been advised to seek the advice of independent legal counsel and other advisors in connection with this Agreement and the Other Agreements, if any, and, further, that, Adam Tracey is legal counsel for the Company in connection with this Agreement and the other Agreements, if any, and the transactions contemplated hereby and thereby and does not represent the me in any fashion. THIS AGREEMENT HAS BEEN PREPARED BY LEGAL COUNSEL TO THE COMPANY. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE BEEN ADVISED TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL AND HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL. I ALSO ACKNOWLEDGE THAT I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. EXECUTION OF THIS AGREEMENT BY ME SHALL MEAN THAT I SOUGHT ADVICE FROM INDEPENDENT LEGAL COUNSEL OR DETERMINED THAT SUCH COUNSEL WAS NOT NECESSARY. I hereby agree that any ambiguities in this Agreement shall not be construed against the drafter or by reason of the drafting or preparation hereof.

[Remainder of Page Left Blank Intentionally—Signatures Follow]

The parties have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date first above written.

THE COMPANY:

VOICE LIFE INC.

By:/s/Robert Smith

(Signature)

Name: Robert Smith

Title: President/CEO Address:

Attn: President VOICE LIFE INC.

7071 Warner Avenue Suite 460, Huntington Beach, CA 92647 Date: 3/12/2015

CONSULTANT: Robert Smith

Robert Smith

(PRINT NAME)

/s/Robert Smith

(Signature) Address:

7071 Warner Avenue Suite 460, Huntington Beach, CA 92647

Date: 3/12/2015

ANNEX A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP EXCLUDED UNDER SECTION 4(a)

Title Date

Robert Smith CEO 3/12/2015

X No inventions, improvements, or original works of authorship

Identifying Number or Brief Description

X Additional sheets attached Signature of Consultant:

/s/Robert Smith

(Technology Assignment and Transfer Agreement)

Print Name of Consultant:

Robert Smith

Date: 3/12/2015

TECHNOLOGY ASSIGNMENT AND TRANSFER AGREEMENT

This Assignment and Transfer Agreement (“Agreement”) is made as of March 12, 2015 (“Effective Date”) between VOICE LIFE INC. (“Assignee”), and ROBERT SMITH (“Assignor”). In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

1.  Definitions

1.1  “Assigned Property” means the property listed in Exhibit A and all Intellectual Property and Intellectual Property Rights forming a part of, embodied, in or necessary for use of the property.

1.2  “Intellectual Property” means all technology and intellectual property, regardless of form, including without limitation: published and unpublished works of authorship, including without limitation audiovisual works, collective works, computer programs, compilations, databases, derivative works, literary works, maskworks, and sound recordings (“Works of Authorship”); inventions and discoveries, including without limitation articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items (“Inventions”); words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including without limitation logos, product designs, and product features (“Trademarks”); and information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques (“Confidential Information”).

1.3  “Intellectual Property Rights” means all rights in, arising out of, or associated with Intellectual Property in any jurisdiction, including without limitation: rights in, arising out of, or associated with Works of Authorship, including without limitation rights in maskworks and databases and rights granted under the Copyright Act (“Copyrights”); rights in, arising out of, or associated with Inventions, including without limitation rights granted under the Patent Act (“Patent Rights”); rights in, arising out of, or associated with Trademarks, including without limitation rights granted under the Lanham Act (“Trademark Rights”); rights in, arising out of, or associated with Confidential Information, including without limitation rights granted under the Uniform Trade Secrets Act (“Trade Secret Rights”); rights in, arising out of, or associated with a person’s name, voice, signature, photograph, or likeness, including without limitation rights of personality, privacy, and publicity (“Personality Rights”); rights of attribution and integrity and other moral rights of an author (“Moral Rights”); and rights in, arising out of, or associated with domain names (“Domain Name Rights”).

2.  Assignment. Assignor hereby perpetually, irrevocably, and unconditionally assigns, transfers, and conveys to Assignee and its successors and assigns, all of Assignor’s right, title, and interest in and to the Assigned Property. Assignor further perpetually, irrevocably, and unconditionally assigns, transfers, and conveys to Assignee and its successors and assigns all claims for past, present and future infringement or misappropriation of the Intellectual Property Rights included in the Assigned Property, including all rights to sue for and to receive and recover all profits and damages accruing from an infringement misappropriation prior to the Effective Date as well as the right to grant releases for past infringements. Assignor hereby waives and agrees not to enforce all Moral Rights and all Personality Rights that Assignor may have in the Assigned Property.

3.  Consideration. In consideration for assignments made by Assignor under this Agreement, Assignee will receive a employment agreement.

4.  Confidentiality. Assignor must not use any Confidential Information assigned as part of the Assigned Property except for the benefit of Assignee. Assignor must not disclose such Confidential Information to third parties. Assignor must take reasonable steps to maintain the confidentiality and secrecy of such Confidential Information and to prevent the unauthorized use or disclosure of such Confidential Information. Any breach of these restrictions will cause irreparable harm to Assignee and will entitle Assignee to injunctive relief in addition to all applicable legal remedies.

5.  Representations and Warranties. Assignor represents and warrants to Assignee that: Assignor exclusively owns all right, title, and interest in and to the Assigned Property; Assignor has not granted and will not grant any licenses or other rights to the Assigned Property to any third party; the Assigned Property is free of any liens, encumbrances, security interests, and restrictions on transfer; to Assignor’s knowledge, the Intellectual Property that is assigned as part of the Assigned Property does not infringe Intellectual Property Rights of any third party; and there are no legal actions, investigations, claims, or proceedings pending or threatened relating to the Assigned Property.

6.  Indemnification. Assignor will defend, indemnify, and hold harmless Assignee, and Assignee’s officers, directors, shareholders, successors, and assigns, from and against all losses, liabilities, and costs including, without limitation, reasonable attorneys’ fees, expenses, penalties, judgments, claims and demands of every kind and character that Assignee, its officers, directors, shareholders, successors, and assigns may incur, suffer, or be required to pay arising out of, based upon, or by reason of: the breach by Assignor of any of the representations or warranties made by Assignor under this Agreement; Assignor’s use of the Assigned Property prior to the date of this Agreement; or Assignor’s failure to perform its obligations under this Agreement.

7.	Further Assurances

7.1  Assistance. Assignor will take all action and execute all documents as Assignee may reasonably request to effectuate the transfer of the Assigned Property and the vesting of complete and exclusive ownership of the Assigned Property in Assignee. In addition, Assignor will, at the request and sole cost and expense of Assignee, but without additional compensation, promptly sign, execute, make, and do all such deeds, documents, acts, and things as Assignee may reasonably require:

(a)   to apply for, obtain, register, maintain and vest in the name of Assignee alone (unless Assignee otherwise directs) Intellectual Property Rights protection relating to any or all of the Assigned Property in any country throughout the world, and when so obtained or vested, to renew and restore the same;

(b)   to defend any judicial, opposition, or other proceedings in respect of such applications and any judicial, opposition, or other proceedings or petitions or applications for revocation of such Intellectual Property Rights; and

(c)   to assist Assignee with the defense and enforcement of its rights in any registrations issuing from such applications and in all Intellectual Property Rights protection in the Intellectual Property.

7.2  Power of Attorney. If at any time Assignee is unable, for any reason, to secure Assignor’s signature on any letters patent, copyright, or trademark assignments or applications for registrations, or other documents or filings pertaining to any or all of the Assigned Property, whether because of Assignor’s unwillingness, or for any other reason whatsoever, Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers and agents as its agents and attorneys-in-fact, to act for and on its behalf and stead to execute and file any and all such applications, registrations, and other documents and to do all other lawfully permitted acts to further the prosecution thereon with the same legal force and effect as if executed by Assignor.

8.	Miscellaneous

8.1  Injunctive Relief. A breach of this Agreement may result in irreparable harm to Assignee and a remedy at law for any such breach will be inadequate, and in recognition thereof, Assignee will be entitled to injunctive and other equitable relief to prevent any breach or the threat of any breach of this Agreement by Assignor without showing or proving actual damages.

8.2  Binding on Successors. This Agreement will inure to the benefit of, and be binding upon, the parties, together with their respective representatives, successors, and assigns, except that Assignor may not assign this Agreement without the consent of Assignee.Assignee may assign this Agreement in its discretion.

8.3  Governing Law and Jurisdiction. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions.With respect to any dispute arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the federal and state courts located in New York County, New York.

8.4  Amendment and Waiver. This Agreement may not be amended or modified unless mutually agreed upon in writing by the parties and no waiver will be effective unless signed by the party from whom such waiver is sought. The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

8.5  Severability. If any provision of this Agreement is held invalid by any court of competent jurisdiction, such invalidity will not affect the validity or operation of any other provision, and the invalid provision will be deemed severed from this Agreement.

8.6  Entire Agreement. This Agreement is the entire agreement concerning the subject matter hereof. It supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties.

Date: March 12, 2015

By:_ROBERT SMITH By:_VOICE LIFE INC

/s/Robert Smith /s/Robert Smith

[Assignor] [Assignee]

------------------------------------------ ---------------------------------------------

Title:_DEVELOPER Title: CEO/PRESIDENT

EXHIBIT A

Mr. Smith has agreed to transfer ownership of the of prototype/invention for the work that was completed between January 15, 2013 and March 2015 to Voice Life Inc. thru the Proprietary Confidential Information and Invention Assignment Agreement dated March 12, 2015 (see Exhibit 10.8 with additional sheets attached hereto) and applies to his employee relationship with the Company in which Mr. Smith agreed to sign and abide by PIIA, (Proprietary Information and Inventions Assignment) Agreement with the Technology Assignment and Transfer of Development of a beta system consisting of a base station transmitter, a smart phone receiver case, receiver test boards and management software.

ANNEX B

Section 2870 of the California Labor Code is as follows:

(a)                   Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)                  Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)	Result from any work performed by the employee for the employer.

(b)                              To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

ANNEX C

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to VOICE LIFE INC. its subsidiaries, affiliates, successors or assigns (collectively, the “Company”).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any Inventions (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement, and I acknowledge my continuing obligations under that agreement.

I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from the date of this Certification, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity.

Further, I agree that for twelve (12) months from the date of this Certification, I shall not use any Confidential Information of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Date: March 12, 2015 CONSULTANT:

Robert Smith

(Print Consultant’s Name)

/s/Robert Smith

(Signature)

ANNEX D

LIST OF COMPANIES EXCLUDED UNDER SECTION 10(B)

X No conflicts for any work that was performed between January 2013 thru March 2015

Additional sheets attached

Signature of Consultant:/s/Robert Smith

 Print Name of Consultant: Robert Smith Date: 3/12/2015